 EXHIBIT 99.01

Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
Adjusted Diluted Net Income of $0.45 per Unit
Cash Distribution of $0.45 per Unit
GAAP Diluted Net Income of $0.45 per Unit

New York, NY, April 30, 2015 – AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2015.

“We began 2015 with another quarter of meaningful progress in executing on our long-term strategy to deliver for clients with our investment performance, the global breadth of our offering and the strength of our financials,” said Peter S. Kraus, Chairman and Chief Executive Officer. “With strong sales momentum across our business, coupled with strict expense discipline, we generated positive net flows in all three of our client channels – $6 billion in total – and expanded our adjusted operating margin by 190 basis points year-on-year, to 23.9%.”

(US $ Thousands except per Unit amounts)	1Q 2015	4Q 2014	1Q 2014	1Q 2015 vs 4Q 2014 % Change	1Q 2015 vs 1Q 2014 % Change

Adjusted Financial Measures (1)
Net revenues	$633,995	$654,932	$595,093	(3.2%)	6.5%
Operating income	$151,613	$182,882	$130,980	(17.1%)	15.8%
Operating margin	23.9%	27.9%	22.0%
Net income attributable to AB	$141,165	$173,060	$119,569	(18.4%)	18.1%
AB Holding Diluted EPU	$0.45	$0.57	$0.39	(21.1%)	15.4%
AB Holding cash distribution per Unit	$0.45	$0.57	$0.39	(21.1%)	15.4%

U.S. GAAP Financial Measures
Net revenues	$762,571	$787,352	$714,618	(3.1%)	6.7%
Operating income	$153,214	$190,570	$129,903	(19.6%)	17.9%
Operating margin	19.9%	23.8%	17.9%
Net income attributable to AB	$141,469	$177,425	$116,725	(20.3%)	21.2%
AB Holding Diluted EPU	$0.45	$0.59	$0.38	(23.7%)	18.4%

(US $ Billions)

Assets Under Management
Ending AUM	$485.9	$474.0	$454.1	2.5%	7.0%
Average AUM	$481.0	$476.0	$452.0	1.1%	6.4%

(1)	The adjusted financial measures are all non-GAAP financial measures. See pages 11-13 for reconciliations of GAAP Financial Results to Adjusted Financial Results and page 14 for notes describing the adjustments.

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Kraus continued: “As we keep enhancing how we deliver for our clients, we’re earning their trust. In the first quarter of 2015, we continued our strong investment performance momentum in fixed income, where 87%, 89% and 93% of our assets were in services that beat their benchmarks for the 1-, 3- and 5-year periods through March, respectively. We made continued progress in equities as well, where our share of outperforming assets is now 85% for the 1-year period, 75% for the 3-year and 57% for the 5-year. With competitive investment performance and a broader array of offerings, we’re seeing high client interest across the board. In Institutional, gross sales increased both sequentially and year-on-year in the Americas, EMEA and Asia-Pacific, and our net flows of $5.4 billion were our second-highest since the fourth quarter of 2007. What’s more, we finished the quarter with a $15.8 billion pipeline of new business, despite fundings and a high level of pass-through activity. Today, our 10 largest pipeline mandates include a mix of Customized Retirement Strategies (CRS), US, Canadian, European and global fixed income, core equities, direct middle- market lending and commercial real estate debt. Our Retail sales momentum was broad-based as well. All regions contributed to our 17% sequential gross sales increase in the first quarter, with notable strength in Japan. Sales of our active strategies were up 18% sequentially, and four of our top 10 sellers for the quarter are new offerings within the past five years, including SMA Muni Tax Aware and Concentrated Growth. Solid returns and relevant new services are fueling our momentum in Private Wealth Management as well, where net flows were positive for the quarter. Strategic Equities, the active equity sleeve of our integrated offering, outperformed the S&P 500 by 286 basis points in the first quarter and ranked in the 11th percentile among peers. And the new direct middle-market lending targeted service we recently introduced to Private Wealth clients was oversubscribed in record time. New and long-time clients look to us for thoughtful long-term planning, solutions tailored to their specific needs, and new and innovative ways to produce better outcomes. On the sell side, we’re unique in both our exceptional research and our differentiated trading platform, which provides institutional clients with access to liquidity, 100% client alignment, research content and execution capabilities in 160 venues and 49 markets worldwide. That’s why we keep increasing revenues and gaining share in a very competitive space. Finally, as a firm, we remain focused on growing profitably so we can deliver better returns to our unitholders. I’m very pleased with the 50%-plus incremental margin we produced year-on-year during the first quarter of 2015. This demonstrates our ability to control expenses as assets and revenues continue to grow. We’ve come a long way in our journey to position AB for a strong future and deliver on our promise to keep clients Ahead of Tomorrow with our service and offerings. We’re off to a promising start in making continued progress in 2015.”

The firm’s cash distribution per unit of $0.45 is payable on May 21, 2015, to holders of record of AB Holding Units at the close of business on May 11, 2015.

Market Performance

US equity and fixed income markets were positive in the first quarter, while global equity and fixed income markets were mixed. The S&P 500 returned 1.0% for the first quarter, while the MSCI EAFE Index’s total return was 5.0%. The Barclays US Aggregate Index returned 1.6% during the first quarter and the Barclays Global Aggregate ex US Index’s total return was (4.6)%.

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Assets Under Management ($ Billions)

Total assets under management as of March 31, 2015 were $485.9 billion, up $11.9 billion, or 2.5%, from December 31, 2014, and up $31.8 billion, or 7.0%, from March 31, 2014.

	Institutions	Retail	Private Wealth Management	Total
Assets Under Management 3/31/15	$243.7	$164.3	$77.9	$485.9
Net Flows for Three Months Ended 3/31/15	$5.4	$0.5	$0.1	$6.0

Total net inflows of $6.0 billion compared to the prior quarter’s net outflows of $1.6 billion and the prior-year period’s net outflows of $4.4 billion.

Net inflows to the Institutions channel were $5.4 billion, compared to net outflows of $0.3 billion in the fourth quarter of 2014. Institutions gross sales of $7.3 billion increased 54% from the prior quarter’s $4.7 billion. The pipeline of awarded but unfunded Institutional mandates decreased sequentially from $16.0 billion to $15.8 billion at March 31, 2015. The $10 billion Customized Retirement Strategies (“CRS”) mandate that was added to the pipeline during the fourth quarter of 2014 has not yet funded but is expected to fund during the first half of 2015. Excluding CRS and passive, the active pipeline of $5.7 billion compares to $5.9 billion at year-end 2014.

The Retail channel experienced first quarter 2015 net inflows of $0.5 billion, compared to the prior quarter’s $1.2 billion in net outflows. Retail gross sales of $10.8 billion increased 17% sequentially from the fourth quarter’s $9.2 billion.

In the Private Wealth channel, net inflows of $0.1 billion compared to net outflows of $0.1 billion in the previous quarter. Private Wealth gross sales increased 11% to $1.4 billion from the prior quarter’s $1.3 billion.

First Quarter Financial Results

We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion primarily caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation. These non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.

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Non-GAAP Earnings

This section discusses our first quarter 2015 non-GAAP financial results, as compared to the fourth quarter of 2014 and the first quarter of 2014. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information. The most directly comparable US GAAP items are reconciled to these non-GAAP items on pages 11-14 of this release.

Adjusted net revenues of $634 million were up 7% compared to the first quarter of 2014, driven by higher base fees and Bernstein Research revenues, slight investment gains compared to investment losses in the prior-year period and higher performance-based fees, partly offset by higher net distribution expense, the result of current quarter distribution payments and amortization of deferred sales commissions that exceeded distribution revenues. Sequentially, adjusted net revenues were down 3%, driven by lower performance-based fees and Bernstein Research revenues, partly offset by slight investment gains compared to investment losses in the prior quarter and higher base fees.

Adjusted operating expenses were $482 million for the first quarter, up 4% compared to the prior-year period, driven by higher total compensation and benefits and promotion and servicing expenses, partly offset by lower general and administrative (“G&A”) expense. The year-over-year increase in total compensation and benefits expense was a result of higher incentive and base compensation, partly offset by lower commissions. The increase in promotion and servicing expense was due to higher trade execution and travel and entertainment expenses. Within G&A, the decrease was due to lower occupancy expense.

Sequentially, adjusted operating expenses were up 2%, driven by a higher compensation and benefits expense during the quarter, which was partly offset by lower promotion and servicing expense. The sequential increase in total compensation and benefits expense was driven by a higher incentive compensation accrual, partly offset by lower base compensation. The decrease in promotion and servicing was primarily due to lower travel and entertainment expense that was partly offset by higher trade execution expense.

Adjusted operating income of $152 million increased 16% compared to the first quarter of 2014, and the adjusted operating margin increased to 23.9% from 22.0%. On a sequential basis, adjusted operating income decreased 17% from $183 million, and the adjusted operating margin decreased from 27.9%.

Adjusted diluted net income per Unit was $0.45 compared to $0.39 in the first quarter of 2014 and $0.57 in the fourth quarter of 2014.

US GAAP Earnings:

Net revenues of $762 million were up 7% compared to the first quarter of 2014, as base and performance-based fees, investment gains, distribution revenues and Bernstein Research revenues were all higher. Sequentially, net revenues declined 3%, as a result of lower performance-based fees, distribution revenues, dividend and interest income and Bernstein Research revenues, which were partly offset by investment gains compared to investment losses in the prior period. Bernstein Research revenues increased 2% from the first quarter of 2014 due to increased client activity in the US and Asia, offsetting a decline in Europe, and declined 2% from the fourth quarter of 2014 due to decreased client activity in the US and Asia.

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Operating expenses were $609 million for the first quarter, up 4% year-over-year, as higher employee compensation and benefits and promotion and servicing expenses were partly offset by lower G&A expense. Employee compensation and benefits expense increased from the prior-year period due to higher incentive and base compensation, partially offset by lower commissions. Promotion and servicing expense increased from the prior-year period due to higher amortization of deferred sales commissions and distribution plan payments in non-US retail markets, as well as higher trade execution expense. Within G&A, occupancy expense was lower compared to the prior-year period. The Company recorded a $0.4 million non-cash real estate credit during the first quarter of 2015 as part of its ongoing global real estate consolidation plan compared to a $1.9 million non-cash real estate charge in the first quarter of 2014.

On a sequential basis, operating expenses were up 2% as higher employee compensation and benefit and G&A expenses were partly offset by lower promotion and servicing expense. Employee compensation and benefits expense increased due to a higher incentive compensation accrual, partially offset by lower base compensation. Within G&A, higher foreign exchange expenses and portfolio services fees were partially offset by lower professional fees. Also, in the fourth quarter of 2014, G&A expense was lower due to a corporate credit card rebate that did not occur again in the first quarter of 2015. Promotion and servicing expense declined sequentially as a result of lower distribution plan payments, primarily in non-US retail markets, and lower travel and entertainment expense. The Company’s $0.4 million non-cash real estate credit in the current quarter compares to a similar $0.4 million non-cash real estate credit in the fourth quarter of 2014.

Operating income of $153 million for the first quarter of 2015 increased 18% compared to $130 million for the first quarter of 2014 and decreased 20% compared to $191 million in the fourth quarter of 2014.

Diluted net income per Unit for the first quarter of 2015 was $0.45 compared to $0.38 for the first quarter of 2014 and $0.59 for the fourth quarter of 2014.

Headcount

As of March 31, 2015, we had 3,486 employees, compared to 3,343 employees as of March 31, 2014 and 3,487 employees as of December 31, 2014.

Unit Repurchases

During the first quarter of 2015, AB purchased 0.7 million AB Holding Units for $17.0 million (on a trade date basis). This amount reflects open-market purchases of 0.6 million AB Holding Units for $15.1 million, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards. During the first quarter of 2014, AB purchased 0.2 million AB Holding Units for $3.7 million (on a trade date basis). This amount reflects purchases from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.

First Quarter 2015 Earnings Conference Call Information

Management will review first quarter 2015 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, April 30, 2015. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.

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2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 23948571.

The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of first quarter 2015 financial and operating results on April 30, 2015.

AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 23948571.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

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Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

About AB

AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.

As of March 31, 2015 AB Holding owned approximately 36.8% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 62.7% economic interest in AB.

Additional information about AB may be found on our website, www.abglobal.com.

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AB (The Operating Partnership)
Non-GAAP Consolidated Statement of Income (Unaudited)

(US $ Thousands)	1Q 2015	4Q 2014	1Q 2014	1Q 2015 vs. 4Q 2014% Change	1Q 2015 vs. 1Q 2014 % Change

Adjusted revenues:
Base fees	$487,378	$485,253	$452,039	0.4%	7.8%
Performance fees	4,152	28,034	2,845	(85.2%)	45.9%
Bernstein research services	126,046	128,409	123,009	(1.8%)	2.5%
Net distribution revenues	(3,601)	(3,647)	(1,413)	(1.3%)	154.8%
Net dividends and interest	4,943	6,194	3,922	(20.2%)	26.0%
Investments gains (losses)	89	(6,701)	(2,743)	n/	m	n/	m
Other revenues	15,607	17,931	18,235	(13.0%)	(14.4%)
Total adjusted revenues	634,614	655,473	595,894	(3.2%)	6.5%
Less: interest expense	619	541	801	14.4%	(22.7%)
Total adjusted net revenues	633,995	654,932	595,093	(3.2%)	6.5%

Adjusted operating expenses:
Employee compensation and benefits	323,677	312,223	304,855	3.7%	6.2%
Promotion and servicing	46,285	48,446	45,200	(4.5%)	2.4%
General and administrative	104,760	104,081	107,241	0.7%	(2.3%)
Contingent payment arrangements	443	476	321	(6.9%)	38.0%
Interest	854	628	781	36.0%	9.3%
Amortization of intangible assets	6,461	6,448	5,907	0.2%	9.4%
Net income (loss) attributable to non-controlling interests	(98)	(252)	(192)	(61.1%)	(49.0%)
Total adjusted operating expenses	482,382	472,050	464,113	2.2%	3.9%

Adjusted operating income	151,613	182,882	130,980	(17.1%)	15.8%

Adjusted income taxes	10,448	9,822	11,411	6.4%	(8.4%)

Adjusted net income	$141,165	$173,060	$119,569	(18.4%)	18.1%

AB Holding adjusted diluted EPU	$0.45	$0.57	0.39	(21.1%)	15.4%

Ending headcount	3,486	3,487	3,343	(0.0%)	4.3%

Ending AUM (in billions)	$485.9	$474.0	$454.1	2.5%	7.0%
Average AUM (in billions)	$481.0	$476.0	$452.0	1.1%	6.4%

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AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)

(US $ Thousands)	1Q 2015	4Q 2014	1Q 2014	1Q 2015 vs. 4Q 2014% Change	1Q 2015 vs. 1Q 2014 % Change

GAAP revenues
Base fees	$489,836	$486,481	$452,039	0.7%	8.4%
Performance fees	4,152	28,034	2,845	(85.2%)	45.9%
Bernstein research services	126,046	128,409	123,009	(1.8%)	2.5%
Distribution revenues	109,184	112,929	106,186	(3.3%)	2.8%
Dividends and interest	5,094	8,799	4,101	(42.1%)	24.2%
Investments gains (losses)	3,888	(4,185)	559	n/	m	595.5%
Other revenues	24,990	27,426	26,680	(8.9%)	(6.3%)
Total revenues	763,190	787,893	715,419	(3.1%)	6.7%
Less: interest expense	619	541	801	14.4%	(22.7%)
Total net revenues	762,571	787,352	714,618	(3.1%)	6.7%

GAAP operating expenses:
Employee compensation and benefits	326,327	313,900	307,033	4.0%	6.3%
Promotion and servicing
Distribution-related payments	100,386	104,585	98,642	(4.0%)	1.8%
Amortization of deferred sales commissions	12,399	11,991	8,957	3.4%	38.4%
Other	55,537	57,941	53,645	(4.1%)	3.5%
General and administrative
General & administrative	107,333	105,593	107,487	1.6%	(0.1%)
Real estate (credits) charges	(383)	(405)	1,942	(5.4%)	n/	m
Contingent payment arrangements	443	(3,899)	321	n/	m	38.0%
Interest on borrowings	854	628	781	36.0%	9.3%
Amortization of intangible assets	6,461	6,448	5,907	0.2%	9.4%
Total operating expenses	609,357	596,782	584,715	2.1%	4.2%

Operating income	153,214	190,570	129,903	(19.6%)	17.9%

Income taxes	10,470	9,999	11,365	4.7%	(7.9%)

Net income	142,744	180,571	118,538	(20.9%)	20.4%

Net income of consolidated entities attributable to non-controlling interests	1,275	3,146	1,813	(59.5%)	(29.7%)

Net income attributable to AB Unitholders	$141,469	$177,425	$116,725	(20.3%)	21.2%

AB Holding diluted EPU	$0.45	$0.59	$0.38	(23.7%)	18.4%

Units Outstanding (in millions)
AB L.P.
Period-end	272.6	273.0	268.6	(0.1%)	1.5%
Weighted average - basic	272.8	269.8	268.5	1.1%	1.6%
Weighted average - diluted	273.9	270.9	269.5	1.1%	1.6%
AB Holding L.P.
Period-end	100.3	100.8	96.2	(0.5%)	4.3%
Weighted average - basic	100.5	97.6	96.1	3.0%	4.6%
Weighted average - diluted	101.6	98.6	97.2	3.0%	4.5%

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  March 31, 2015
($ billions)

Ending and Average

	Three Months Ended
	3/31/15	3/31/14
Ending Assets Under Management	$485.9	$454.1
Average Assets Under Management	$481.0	$452.0

Three-Month Changes By Distribution Channel

	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$237.0	$161.5	$75.5	$474.0
Sales/New accounts	7.3	10.8	1.4	19.5
Redemptions/Terminations	(2.4)	(9.0)	(0.7)	(12.1)
Net Cash Flows	0.5	(1.3)	(0.6)	(1.4)
Net Flows	5.4	0.5	0.1	6.0
Transfers	(0.3)	(0.1)	0.4	-
Investment Performance	1.6	2.4	1.9	5.9
End of Period	$243.7	$164.3	$77.9	$485.9

Three-Month Changes By Investment Service

	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$112.5	$50.4	$219.4	$31.6	$10.1	$50.0	$474.0
Sales/New accounts	4.0	0.2	12.7	1.5	0.1	1.0	19.5
Redemptions/Terminations	(3.9)	(0.2)	(6.5)	(0.7)	(0.1)	(0.7)	(12.1)
Net Cash Flows	(1.3)	(0.2)	0.2	(0.1)	(0.3)	0.3	(1.4)
Net Flows	(1.2)	(0.2)	6.4	0.7	(0.3)	0.6	6.0
Investment Performance	4.1	0.7	(0.3)	0.3	-	1.1	5.9
End of Period	$115.4	$50.9	$225.5	$32.6	$9.8	$51.7	$485.9

(1)	Includes index and enhanced index services.

(2)	Includes multi-asset solutions and services and certain alternative investments.

By Client Domicile

	Institutions	Retail	Private Wealth	Total
U.S. Clients	$140.2	$99.7	$75.9	$315.8
Non-U.S. Clients	103.5	64.6	2.0	170.1
Total	$243.7	$164.3	$77.9	$485.9

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First Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust.	Acquisition- Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$493,988		(2,458)							$491,530
Bernstein research services	126,046									126,046
Distribution revenues	109,184	(112,785)								(3,601)
Dividend and interest income	5,094			(151)						4,943
Investment gains (losses)	3,888			(2,426)	(1,373)					89
Other revenues	24,990		(9,383)							15,607
Total revenues	763,190	(112,785)	(11,841)	(2,577)	(1,373)	-	-	-	-	634,614
Less: interest expense	619									619
Net revenues	762,571	(112,785)	(11,841)	(2,577)	(1,373)	-	-	-	-	633,995

Employee compensation and benefits	326,327			(2,634)				(16)		323,677
Promotion and servicing	168,322	(112,785)	(9,252)							46,285
General and administrative	106,950		(2,589)			383		16		104,760
Contingent payment arrangements	443									443
Interest on borrowings	854									854
Amortization of intangible assets	6,461									6,461
Net income (loss) of consolidated entities attributable to non-controlling interests	-								(98)	(98)
Total expenses	609,357	(112,785)	(11,841)	(2,634)	-	383	-	-	(98)	482,382

Operating income	153,214	-	-	57	(1,373)	(383)	-	-	98	151,613
Income taxes	10,470			4		(26)				10,448
Net income	142,744	-	-	53	(1,373)	(357)	-	-	98	141,165
Net income (loss) of consolidated entities attributable to non-controlling interests	1,275				(1,373)				98	-
Net income attributable to AB Unitholders	$141,469	$-	$-	$53	$-	$(357)	$-	$-	$-	$141,165

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Fourth Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust.	Acquisition- Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$514,515		(1,228)							$513,287
Bernstein research services	128,409									128,409
Distribution revenues	112,929	(116,576)								(3,647)
Dividend and interest income	8,799			(2,605)						6,194
Investment gains (losses)	(4,185)			882	(3,398)					(6,701)
Other revenues	27,426		(9,495)							17,931
Total revenues	787,893	(116,576)	(10,723)	(1,723)	(3,398)	-	-	-	-	655,473
Less: interest expense	541									541
Net revenues	787,352	(116,576)	(10,723)	(1,723)	(3,398)	-	-	-	-	654,932

Employee compensation and benefits	313,900			(1,195)				(482)		312,223
Promotion and servicing	174,517	(116,576)	(9,495)							48,446
General and administrative	105,188		(1,228)			405		(284)		104,081
Contingent payment arrangements	(3,899)						4,375			476
Interest on borrowings	628									628
Amortization of intangible assets	6,448									6,448
Net income (loss) of consolidated entities attributable to non-controlling interests	-								(252)	(252)
Total expenses	596,782	(116,576)	(10,723)	(1,195)	-	405	4,375	(766)	(252)	472,050

Operating income	190,570	-	-	(528)	(3,398)	(405)	(4,375)	766	252	182,882
Income taxes	9,999			(7)		(120)	(60)	10		9,822
Net income	180,571	-	-	(521)	(3,398)	(285)	(4,315)	756	252	173,060
Net income (loss) of consolidated entities attributable to non-controlling interests	3,146				(3,398)				252	-
Net income attributable to AB Unitholders	$177,425	$-	$-	$(521)	$-	$(285)	$(4,315)	$756	$-	$173,060

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First Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust.	Acquisition- Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$454,884									$454,884
Bernstein research services	123,009									123,009
Distribution revenues	106,186	(107,599)								(1,413)
Dividend and interest income	4,101			(179)						3,922
Investment gains (losses)	559			(1,297)	(2,005)					(2,743)
Other revenues	26,680		(8,445)							18,235
Total revenues	715,419	(107,599)	(8,445)	(1,476)	(2,005)	-	-	-	-	595,894
Less: interest expense	801									801
Net revenues	714,618	(107,599)	(8,445)	(1,476)	(2,005)	-	-	-	-	595,093

Employee compensation and benefits	307,033			(1,565)				(613)		304,855
Promotion and servicing	161,244	(107,599)	(8,445)							45,200
General and administrative	109,429					(1,942)		(246)		107,241
Contingent payment arrangements	321									321
Interest on borrowings	781									781
Amortization of intangible assets	5,907									5,907
Net income (loss) of consolidated entities attributable to non-controlling interests	-								(192)	(192)
Total expenses	584,715	(107,599)	(8,445)	(1,565)	-	(1,942)	-	(859)	(192)	464,113

Operating income	129,903	-	-	89	(2,005)	1,942	-	859	192	130,980
Income taxes	11,365			1		33		12		11,411
Net income	118,538	-	-	88	(2,005)	1,909	-	847	192	119,569
Net income (loss) of consolidated entities attributable to non-controlling interests	1,813				(2,005)				192	-
Net income attributable to AB Unitholders	$116,725	$-	$-	$88	$-	$1,909	$-	$847	$-	$119,569

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AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

A.
Adjusted net revenues exclude distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe excluding distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We exclude amortization of deferred sales commissions from net revenues because such costs, over time, essentially offset our distribution revenues. These adjustments have no impact on operating income, but they do have an impact on our operating margin.

B.
We exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues from our adjusted net revenues. These fees have no impact on operating income, but they do have an impact on our operating margin.

C.
Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

D.
Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in net revenues and operating income while only retaining 10% is not reflective of our underlying financial results at the net revenue and operating income level. As a result, we exclude the 90% limited partner interests we do not own from our adjusted net revenues and adjusted operating income.

E.	Real estate (credits)/charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

F.	Recording changes in estimates of the contingent consideration associated with a 2010 acquisition have been excluded because this is not considered part of our core operating results.

G.
Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

H.	Net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AB.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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